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                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                          EXECUTIVE SEVERANCE AGREEMENT

                               SECTION 1: RECITAL

                  THIS AGREEMENT ("Agreement") is made as of June 1, 2001 (the "Effective Date") by and between SYSTEMS & COMPUTER TECHNOLOGY CORPORATION (the "Company") and Michael D. Chamberlain ("Executive").

                             SECTION 2: DEFINITIONS

                  The following terms, as used herein, shall have the meaning specified:

                  "Cause" means Cause as defined in the Executive's employment agreement with the Company or, in the absence of such a contract or definition,
(i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Executive pursuant to an employment agreement providing for such Good Reason termination) after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

                  "Change in Control" means any of the following to occur:

                       (i) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); or

                       (ii) Approval by stockholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the stockholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or




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                       (iii) Acceptance by stockholders of the Company of shares
in a share exchange if the stockholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Systems & Computer Technology Corporation and its successors and shall include any subsidiaries of the Company, except where the context indicates otherwise.

                  "Employee" means an employee of the Company.

                  "Good Reason" means, the occurrence (without Executive's express written consent) of any one of the following acts by the Company or any successor, or failures by the Company or any successor to act unless, in the case of any act or failure to act, such act or failure to act is corrected without any detriment to Executive within five (5) business days after notice by the Executive to the Company:

                       (i) the assignment by the Company to the Executive of any duties inconsistent with the Executive's status as an executive of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities;

                       (ii) a reduction by the Company in the Executive's compensation or benefits (unless the benefits are changed in a consistent manner for all employees of the Company) on the date hereof or as may be increased from time to time;

                       (iii) the relocation by the Company of its principal executive offices to a location more than thirty (30) miles from the location of such office as of the date hereof or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to the extent substantially consistent with the Executive's present obligations;

                       (iv) the failure by the Company to pay the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                       (v) the failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants; or







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                           (vi) the failure by the Company to continue to
provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating (unless the benefits are changed in a consistent manner for all employees of the Company), the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive (unless the benefits are changed in a consistent manner for all employees of the Company), or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy.

                  SECTION 3: EMPLOYMENT AND SEVERANCE

                  (a) Retention. Executive shall continue to serve in his current capacity. This Agreement supercedes any other agreement between Executive and the Company relating to severance or termination of employment with the Company other than the Change in Control Agreement described in Section 3(d), which agreement continues in full force and effect in accordance with its terms.

                  (b) Severance. If Executive's employment by the Company terminates for any reason prior to a Change in Control, except as provided below, the Company shall pay Executive the severance benefits set forth in paragraph (c) of this Section 3; provided, however, that such severance benefits shall not be payable if Executive's employment is terminated prior to a Change in Control by reason of Executive's death, by the Company for Cause or by the Executive other than for Good Reason.

                  (c) Severance Benefits. The severance benefits payable hereunder shall be: (1) a cash amount equal to two times the Executive's annual base salary as in effect on the date of termination of employment; (2) continuation of all employer-provided insurance coverage (or benefits self-insured by the Company, if any), subject to any insurance policy limitations and the additional limitations described below, for two years following the date of termination of employment; (3) all options to purchase securities of the Company held by the Executive on the date of termination of his employment shall immediately vest on such date and Executive may exercise the options for two years following the date of termination of employment; and
(4) if applicable, an additional sum of cash which compensates Executive in full for the imposition of any additional income tax and/or excise tax or penalty under Section 4999 of the Internal Revenue Code ("Code") or otherwise imposed on account of any payment hereunder being determined by the Company or the Internal Revenue Service to be a parachute payment under Section 280G of the Code. The Company has determined that it cannot (without adverse tax consequences under applicable Code requirements) allow Executive to continue in its health benefit plans at the Company's expense after termination. In lieu of such health plan continuation (as otherwise provided in clause (2)), the Company shall provide
Executive: (i) during the first 18 months, an amount of taxable compensation sufficient to reimburse the Executive for his cost of healthcare continuation coverage under the Company's health plan pursuant to the COBRA continuation requirements (set forth in Section 4980B of the Code); and (ii) during months 19-24 an amount sufficient to purchase an individual health insurance policy (as made available on a guaranteed issue basis in Executive's state of residence). With respect to the payments for months 19-24 as set forth in (ii) above, the Company shall also pay to Executive an additional amount ("gross-up") which,





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after payment of all taxes in connection with such gross-up, results in
Executive's being in the same after-tax position as if such individual health insurance coverage had been provided on a wholly tax-free basis. Executive shall be required to take any necessary steps to elect COBRA continuation coverage and apply for individual health insurance coverage at the end of the COBRA continuation period. If either COBRA or individual health insurance coverage is or becomes unavailable (e.g., because the Executive receives coverage from another employer) the Company shall continue to make monthly payments to the Executive equal to the monthly COBRA amount hereunder, which shall be taxable to the Executive with respect to the payments for months 1-18 and which shall be grossed-up to the Executive with respect to the payments for months 19-24. If the Company subsequently determines that it can allow Executive to participate in its health benefit plans without adverse tax consequences to either itself or Executive, it may elect to do so in lieu of reimbursing Executive for COBRA and/or individual health insurance coverage as set forth herein; provided however that if the Company's determination is incorrect and Executive is subject to adverse tax consequences as a result, then the Company shall make such additional payments to Executive so that Executive is in the same after-tax position as if such benefits had been provided on a wholly tax-free basis. Except as otherwise set forth herein, the cash amounts due under this Section 3 shall be paid in a single sum immediately upon the termination of Executive's employment.

                  (d) Credit Against Change in Control Agreement. Executive and the Company have previously entered into a separate Severance Agreement dated as of April 21, 1999 (the "Change in Control Agreement"), which shall continue in full force and effect in accordance with its terms. Any amount paid under this
Section 3 (or the value of any benefit provided hereunder, as reasonably determined by the Company) shall be a credit against any amount otherwise payable by the Company under the Change in Control Agreement. Payments made under any other agreement between Executive and the Company shall not be credited against payments made hereunder unless such other agreement specifically provides for such a credit.

                  (e) Release. The payment of any severance amounts under this
Section 3 shall be conditioned on the execution by the Executive of a then-current release of all claims against the Company, in form and substance reasonably satisfactory to the Company.

                            SECTION 4: ADMINISTRATION

                  (a) In General. The Company shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under this Agreement, (ii) to construe, interpret and implement this Agreement and any related document, (iii) to prescribe, amend and rescind rules relating to this Agreement, (iv) to make all determinations necessary or advisable in administering this Agreement, and (v) to correct any defect, supply any omission and reconcile any inconsistency in this Agreement.

                  (b) Appointment of Experts. The Company may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of this Agreement.






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                  (c) Delegation. The Company may delegate to Employees the
authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of this Agreement in accordance with its terms and purposes.

                  (d) Code Section 162(m). It is the intent of the Company that this Agreement satisfy the applicable requirements of Code section 162(m) so that the Company's tax deduction for remuneration in respect of this Agreement for services performed by the Executive is not disallowed in whole or in part by the operation of such Code section. If any provision of this Agreement would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but no such conflict shall serve to divest the Executive of any right otherwise conferred by this Agreement.

                            SECTION 5: MISCELLANEOUS

                  (a) Nonassignability. No amount or right under this Agreement will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

                  (b) Tax Withholding. Whenever payments are to be made hereunder, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Executive, an amount sufficient to satisfy any applicable governmental tax withholding requirements related thereto.

                  (c) Other Payments. Except as expressly set forth in section 3(d), nothing contained in this Agreement will be deemed in any way to limit or restrict the Company from making any payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  (d) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under this Agreement, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under this Agreement.

                  (e) No Right of Employment. Except as specifically set forth herein, nothing in this Agreement will be construed as creating any contract of employment or conferring upon the Executive or any other person any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

                  (f) Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of this Agreement, rather than the section headings, will control.







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                  (g) Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given when:
Delivered personally; sent by United States registered or certified mail, return receipt requested; transmitted by facsimile confirmed by United States first class mail; or sent by overnight courier. Notices to the Company shall be sent to 4 Country View Road, Malvern, PA 19355, Attention: General Counsel (FAX number (610) 725-7457), and notices to Executive shall be sent to Executive's last known residence address and/or fax number contained in the Company's records, or to such other place as either party may subsequently designate for its receipt of notices.

                  (h) Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

                  (i) Applicable Law. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania, as determined without regard to the conflict of laws principles thereof.

                  (j) Effective Date. This Agreement shall be effective as of June 1, 2001.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company and Executive have executed this Agreement as of the date first above written.


                                                   SYSTEMS & COMPUTER TECHNOLOGY
                                                   CORPORATION

                                                   By: /s/ Eric Haskell
                                                       -------------------------

                                                   EXECUTIVE

                                                   /s/ Michael D. Chamberlain
                                                   -----------------------------











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